Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-124098 on Form S-3 of Inergy, L.P., Registration Statement Nos. 333-148619, 333-131767, and 333-83872 on Forms S-8 of Inergy, L.P., and Registration Statement Nos. 333-158066 and 333-172312 on Forms S-3 of Inergy, L.P. and Inergy Finance Corp. of our report dated July 23, 2013, relating to the consolidated financial statements of Crestwood Gas Services GP LLC and subsidiaries, appearing in this Current Report on Form 8-K of Inergy L.P.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

July 23, 2013